UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2016

WRIGHT MEDICAL GROUP N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	1-35065	98-0509600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam The Netherlands	None
(Address of principal executive offices)	(Zip Code)

(+ 31) 20 521-4777

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 23, 2016, Wright Medical Group N.V. (“Wright”) entered into an underwriting agreement (the “Underwriting Agreement”) with TMG Holdings Coöperatief U.A., an affiliate of Warburg Pincus LLC and an existing shareholder of Wright (the “Selling Shareholder”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriter”), relating to the underwritten offering of 6,221,809 ordinary shares, par value €0.03 per share, of Wright (the “Shares”). The Underwriter agreed to purchase the Shares from the Selling Shareholder pursuant to the Underwriting Agreement at a price of $18.39 per share. The offering closed on May 27, 2016. Wright did not sell any shares in the offering or receive any proceeds from the offering.

The offering was effected pursuant to an automatically effective shelf registration statement on Form S-3 filed by Wright with the Securities and Exchange Commission on November 17, 2015 (Registration No. 333-208072), and a related prospectus supplement dated May 23, 2016.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. An opinion of Stibbe N.V. provided in connection with the offering is filed as Exhibit 5.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 23, 2016, among Wright Medical Group N.V., TMG Holdings Coöperatief U.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (filed herewith)

5.1	Opinion of Stibbe N.V. (filed herewith)

23.1	Consent of Stibbe N.V. (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2016	WRIGHT MEDICAL GROUP N.V.

	By:	/s/ Lance A. Berry
	Name:	Lance A. Berry
	Title:	Senior Vice President and Chief Financial Officer

WRIGHT MEDICAL GROUP N.V.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

1.1	Underwriting Agreement, dated May 23, 2016, among Wright Medical Group N.V., TMG Holdings Coöperatief U.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated	Filed herewith

5.1	Opinion of Stibbe N.V.	Filed herewith

23.1	Consent of Stibbe N.V.	Included in Exhibit 5.1